Sales and Support SERVICES Agreement

This Sales and Support Services Agreement (this “Agreement”) is made and effective as of June 27, 2016 (the “Effective Date”), by and between ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”), and Yilaime Corporation, a Nevada corporation with an address for notice purposes of 228 Seahawk Street, Suite 310 in Las Vegas, Nevada 89145 (“Yilaime”). ATI Modular and Yilaime may be defined singularly as a “Party” or collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have determined that the transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies and shareholders. The Parties acknowledge that this is a related-party agreement; however, the intent is for mutuality of obligation with distinct rights, duties and obligations between the Parties.

WHEREAS, ATI Modular is in the business of all aspects of modular construction, including but not limited to, (a) the furtherance of modular construction technology, education and development in developed and undeveloped countries, (b) acquisition and/or installation of construction equipment, materials, furnishings, adware, insulation, flooring, roofing, wiring, plumbing, heating and air conditioning, and landscaping, and (c) other businesses directly or tangentially related to these lines of services, including assisting businesses and entrepreneurs in securing naming, licensing or promotional rights, driving internet and media traffic, increasing visibility of product and name recognition, and other services related hereto (collectively referred to as “ATI Modular’s Business”).

WHEREAS, ATI Modular has provided preliminary indications of interest from approximately twenty business partners in China who have indicated an interest in ATI Modular’s Business. Yilaime has represented that it has the resources to provide marketing, sponsorship, partner, supplier, sales and support services for ATI Modular in furthering the development of ATI Modular’s Business (“Yilaime’s Services”).

WHEREAS, Yilaime is in a position through Yilaime’s Services to identify and attract for the benefit of ATI Modular’s Business, including but not limited to governmental agencies and other entities located in, amongst other locales, the United States, Africa and China.

WHEREAS, in consideration for Yilaime having an exclusive agreement with ATI Modular in providing Yilaime’s Services, and Yilaime in agreeing not to provide similar services to other parties similarly situated as ATI Modular, i.e. mutual exclusivity, the Parties agree to the terms and conditions of this Agreement.

WHEREAS, the Recitals stated herein are not mere statements, but representations and warranties of the parties, and material terms in which each party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1.       Term of Agreement. This Agreement shall become effective upon the Effective Date and, absent gross negligence, willful and material breach of this Agreement or intentional violation of any law by Yilaime that cannot be reasonably cured by Yilaime within thirty (30) days of receipt of written notice by ATI Modular of the alleged action or omission, this Agreement shall not be terminated absent mutual written agreement between the Parties prior to June 10, 2020 (the “Term”). Further Yilaime at its sole discretion may terminate this Agreement before June 10, 2020, by providing ATI Modular a ninety-day written notice of its intention to terminate. The Parties agree that in the event of termination under this Section 1, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 1, ATI Modular shall reimburse Yilaime for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

2.       Option and Conditions to Extension of Term. Yilaime retains the option to extend the Term under its sole discretion until June 10, 2025 subject to the terms of this Section 2 (the “Option Term”). The Option Term shall become effective upon Yilaime providing written notice to ATI Modular by 5:00 p.m. EST on March 10, 2019 of its intent to exercise the option right herein. ATI Modular may terminate this Agreement at any time, exercising its sole discretion, during the Option Term by providing Yilaime with written notice fifteen (15) days prior to termination. The Parties agree that in the event of termination under this Section 2, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 2, ATI Modular shall reimburse Yilaime for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

3.       Scope of Services. Yilaime shall provide the Yilaime Services for the benefit of ATI Modular in a manner deemed commercially acceptable by Yilaime based on its experience, expertise and training.

4.       Compensation. In consideration of Yilaime providing the Yilaime Services on an exclusive basis to ATI Modular, the Parties have agreed to the Compensation Schedule attached hereto as Exhibit A.

5.       Exclusive Independent Contractor. Yilaime is an independent contractor, and for the consideration agreed upon herein, agrees to provide the services identified in Section 3, above, on an exclusive basis to ATI Modular. ATI Modular shall cooperate with Yilaime in providing Yilaime with sufficient and confidential information and knowledge of ATI Modular’s business in order for Yilaime to perform under this Agreement. ATI Modular agrees to be responsible for all costs necessary in providing this information and knowledge to Yilaime. Yilaime has the sole right to control and direct the means, manner, and method by which the services required by this Agreement will be performed. Yilaime has the right to perform the services required by this Agreement at any place or location and at such times as Yilaime may determine. Yilaime has the right to hire assistants as subcontractors or to use employees to provide the services required by this Agreement provided that such individuals have no less than six months of experience in providing services contemplated under this Agreement.

Yilaime represents that those subcontractors or employees performing services under this Agreement on behalf of Yilaime meet Yilaime’s conditions of employment. Yilaime shall perform the services required by this Agreement, or Yilaime’s employees or contract personnel, and ATI Modular shall not hire, supervise, or pay any assistants to help Yilaime. Neither Yilaime nor Yilaime’s employees or contract personnel shall receive any training from the ATI Modular in the professional skills necessary to perform the services required by this Agreement, unless otherwise agreed upon by the Parties.

6.       Waiver and Assumption of Liability. Yilaime assumes all liability for personal injuries of any kind or death directly related to its performance under this Agreement. Yilaime assumes all liability and responsibility for its personal property while acting under this Agreement.

7.       Confidential Information. Yilaime will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of ATI Modular without ATI Modular’s prior written consent except to the extent necessary to perform services on ATI Modular’s behalf. Proprietary or confidential information includes the written, printed, graphic, or electronically recorded materials furnished by the ATI Modular for Yilaime to use; information belonging to ATI Modular about whom Yilaime gained knowledge as a result of the Yilaime’s services to ATI Modular. ATI Modular agrees it will not provide Yilaime with false written or verbal information. Yilaime shall not be restricted in using any material that is publicly available, already in Yilaime’s possession, or known to Yilaime without restriction, or that is rightfully obtained by Yilaime from sources other than ATI Modular. On termination of this Agreement, Yilaime shall deliver to ATI Modular all materials in Yilaime’s possession relating to ATI Modular’s business.

8.       Agreement Not To Circumvent. The Parties agree that the ATI Modular has a legitimate business purpose in seeking a restrictive covenant from Yilaime not to directly or indirectly circumvent confidential information in order to either benefit directly or indirectly from the opportunities presented by and paid for by ATI Modular. The Parties agree that the restrictions in this section are fair and reasonable in all respects. If any provision of this section are ever held by a court to be unreasonable, the Parties agree that this section shall be enforced to the extent it is deemed to be reasonable. This section survives any termination of this Agreement.

9.       Covenant Not To Compete. Yilaime agrees that in consideration of the compensation set forth herein and in consideration of the ATI Modular sharing confidential and proprietary information with Yilaime, Yilaime agrees that during the Term herein and for six (6) months after termination of this Agreement, Yilaime shall not actively compete against ATI Modular in the United States of America or in any other country in which the ATI Modular now or during the Term or, if applicable, the Option Term of this Agreement does business. By executing this Agreement, Yilaime agrees that the ATI Modular has a legitimate business interest in seeking the restrictive covenant herein.

10.       Intellectual Property. All materials developed by Yilaime for ATI Modular, if any, will belong exclusively to ATI Modular, and will be deemed to have been developed and created by Yilaime for ATI Modular as “work for hire.” Yilaime will execute any and all documents necessary to assign and transfer to the ATI Modular all intellectual property and other rights in materials and information created for the ATI Modular pursuant to this Agreement.

11.       Mutual Indemnification/Hold Harmless. Yilaime, as an independent contractor, agrees to indemnify, defend, and hold harmless ATI Modular from any and all liability resulting from intentional or reckless acts or the acts of the employees or agents of Yilaime. Likewise, ATI Modular agrees to indemnify, defend, and hold harmless Yilaime from any and all liability resulting from intentional or reckless acts or the acts of the employees, agents, franchisees, licensees, directors or officers of ATI Modular.

The party entitled to indemnification is defined in this Section 9 as the “Indemnified Party,” and the party providing the indemnity is the “Indemnifying Party.” In the event of a lawsuit, investigation, or claim, the Indemnifying Party will, at its sole discretion, cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Party from losses arising out of or resulting from any inaccuracy, misrepresentation or breach or non-fulfillment of any covenant or agreement by the Indemnifying Party in connection with: (i) any and all claims, liabilities, losses or damages related solely and exclusively to statements prepared by, or made by, the Indemnified Party that were either approved in advance by the Indemnifying Party or entirely based on information provided by the Indemnifying Party to the Indemnified Party expressly for use in connection with the services under this Agreement, and (ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, any legal fees and expenses, incident to any of the foregoing, except in case of the   Indemnified Party’s gross negligence, bad faith or willful misconduct with respect thereto.

12.       Permits and Licenses. Yilaime declares that it has complied with all federal, state, and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this Agreement.

13.       Assignment. Neither party shall assign its rights or duties under this Agreement unless it receives the prior written approval of the other party, which approval may be withheld in such party’s sole discretion.

14.       Amendment. This Agreement may be amended by a writing signed by the Parties.

15.       Severability. If any term, provision, covenant or restriction contained in this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants or restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and if a covenant or provision is determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the Parties intend and hereby request that the court or other authority making that determination shall only modify such extent, duration, scope or other provision to the extent necessary to make it enforceable and enforce it in its modified form for all purposes of this Agreement.

16.       Complete Agreement. This Agreement, and the Compensation Schedule, contains the entire agreement between the parties with respect to the matters covered herein. Yilaime acknowledges that he or she is entering into this Agreement solely on the basis of the written representations contained herein.

17.       Applicable Law. This Agreement shall be governed by the laws of Nevada. The Parties agree that, should any dispute arise out of, in connection with, or relating to this Agreement, that they shall cooperate in good faith to resolve any such disputes, and if unsuccessful, the Parties agree to binding arbitration under the procedural rules of the American Arbitration Association. The Parties agree that such arbitration shall be final and binding, and that by agreeing to arbitration, are waiving their right to seek legal remedies in Court and agree to waive the right to a trial by jury; however, the Parties agree that they have the right to seek equitable relief from a Court of competent jurisdiction for any alleged breach of Sections 6 through 9 of this Agreement.

18.       Counterparts; Electronic or Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

19.       Joint Drafting, Negotiation and Conflict Waiver. Each Party agrees that they have had an opportunity to participate in the drafting, preparation and negotiation of this Agreement. Each of the Parties expressly acknowledges such participation and negotiation in order to avoid the application of any rule construing contractual language against the drafter thereof and agrees that the provisions of this Agreement shall be construed without prejudice to the Party who actually memorialized this Agreement in final form. Yilaime acknowledges that Paesano Akkashian Apkarian, P.C. (“PAA”) has disclosed to it that it is legal counsel to ATI Modular and its related-party, AmericaTowne, Inc., a Delaware corporation, and that an actual or perceived conflict of interest may exist under the Michigan Rules of Professional Conduct by virtue of the fact that Yilaime is a related party to ATI Modular. Yilaime acknowledges that PAA has thoroughly explained the conflict, and to the extent such a conflict exists, Yilaime waives the conflict.

20.       Conflict Waiver Related to Alton Perkins. The Parties acknowledge that this Agreement is intended to serve as a step in the restructuring of the Parties in furtherance of ATI Modular’s business objectives, and in furthering Yilaime’s business relationship with ATI Modular and future services to be provided to ATI Modular. The Parties acknowledge that Alton Perkins is the Chairman of the Board, President, Treasurer and Secretary for ATI Modular and the Chairman of the Board for Yilaime. To the extent an actual or perceived conflict of interest exists related to Mr. Perkins’ positions with ATI Modular, Yilaime knowingly waives the conflict since the execution of this Agreement is in the best interests of Yilaime.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

ATI MODULAR TECHNOLOGY CORP

By:________________________________

Alton Perkins

Chairman of the Board

Authorized by Board of Directors

YILAIME CORPORATION

By:________________________________

 Authorized by the Board of Directors

EXHIBIT A MUTUAL COMPENSATION SCHEDULE

This Compensation Schedule (this “Schedule”) is made and effective as of June 28, 2016 (the “Effective Date”), by and between Yilaime Corporation, a Nevada corporation with an address for notice purposes of 228 Seahawk Street, Suite 310 in Las Vegas, Nevada 89145 (“Yilaime”) and ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”). Yilaime and ATI Modular may be defined singularly as a “Party” or collectively as the “Parties.”

WHEREAS, until further written amendment hereto signed by the Parties, the Parties agree that this Schedule shall govern the mutual compensation between the Parties under the terms of the Sales and Support Agreement dated June 27, 2016 (hereinafter the “Agreement”).

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1.       Compensation. Yilaime will pay ATI Modular a quarterly fee of $250,000 USD. The initial fee is due upon signing this Agreement, and starting on July 1, 2016, all subsequent quarterly fees are due no later than second month of each calendar quarter. ATI Modular will pay Yilaime 10% of the gross amount of monies generated from sales and support services benefiting ATI Modular from the Yilaime Services provided to ATI Modular’s customers.

2.       Merger and Integration. This Schedule, along with the Agreement, contain the entire agreements of the Parties, and any and all prior schedules, agreements, representations, promises or, to the extent recognized by a court of competent jurisdiction to constitute binding duties and obligations under North Carolina law, are superseded by and/or merged into the aforementioned agreements.

3.       Miscellaneous. The Parties agree that all other remaining provisions set forth in the Agreement are incorporated by reference as if fully stated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed and delivered as of the date set forth above.

Yilaime CORPORATION

By:__________________________________

Authorized by Board of Directors

ATI Modular TECHNOLOGY CORP

By:__________________________________

Alton Perkins
Chairman of the Board

Authorized by Board of Directors

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